UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 28, 2017, the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”) appointed Christopher M. Hall, whose title was previously Chief Operating Officer, to the position of President and Chief Operating Officer. Mr. .Hall, age 48, has served as our Chief Operating Officer since September 2014 and served as our Chief Commercial Officer from March 2010 to September 2014. Mr. Hall has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Bonnie H. Anderson, whose title previously included President, continues as Chief Executive Officer and Chairman of the Board.

(e)

2016 Bonus Plan Awards

On February 28, 2017, the independent members of the Board, on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved cash bonus awards for 2016 performance under the Company’s 2016 Bonus Plan. The independent members of the Board considered the achievements of the corporate goals under the plan as well as the Company’s performance and individual performance in determining the amounts to be paid. The independent members of the Board approved awards to the Company’s following named executive officers: Bonnie H. Anderson, Chairman and Chief Executive Officer, $292,500; and Christopher M. Hall, President and Chief Operating Officer, $177,750.

2017 Base Salaries

On February 28, 2017, the independent members of the Board, on the recommendation of the Compensation Committee, approved increases in the base salaries of the Company’s following named executive officers to the following amounts: Bonnie H. Anderson, Chairman and Chief Executive Officer, $550,000 and Christopher M. Hall, President and Chief Operating Officer, $415,000. Keith S. Kennedy was appointed to serve as Chief Financial Officer effective December 6, 2016 and his base salary remains at $400,000 for 2017.

2017 Bonus Plan and Bonus Plan Targets

On February 28, 2017, the independent members of the Board, on the recommendation of the Compensation Committee, approved corporate goals for 2017 relating to a corporate bonus plan for the 2017 fiscal year. Under the plan, eligible employees, including executive officers, are eligible to receive annual incentive compensation if the Company achieves the corporate goals approved by the Board.

Funding of the bonus pool for the plan is dependent upon achieving a minimum threshold of annual revenue, and achievement in excess of such minimum threshold can result in funding of the bonus pool up to a maximum level of 150%.   Should certain commercial, product development and financial goals not be met, the bonus pool may be reduced by up to 20%. Eligible employees, including executive officers, have individual goals, the achievement of which ranges from 80% - 120% of the bonus target allocated within the funded pool amount, although actual awards under the plan could either exceed or be less than the targets established, as determined by the independent members of the Board at their discretion based on the recommendation of the Compensation Committee and based on corporate and individual performance.

The independent members of the Board also approved, on the recommendation of the Compensation Committee, bonus targets under the 2017 Bonus Plan for the following named executive officers, which are the following percentages of their 2017 base salaries: Bonnie H. Anderson - 80% and Christopher M. Hall - 55%. Keith S. Kennedy was appointed to serve as Chief Financial Officer effective December 6, 2016 with a 2017 bonus target of 50%.

2017 Equity Awards

The independent members of the Board, on the recommendation of the Compensation Committee, approved Company common stock grants to the Company’s named executive officers in the following amounts, with a grant date of March 3, 2017: Bonnie H. Anderson, 310,000 stock options; Christopher M. Hall, 80,000 stock options and 20,000 restricted stock units; and Keith S. Kennedy, 20,000 stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017

VERACYTE, INC.

	By:	/s/ Julie A. Brooks
	Name:	Julie A. Brooks
	Title:	Executive Vice President, General Counsel and Secretary